UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 26, 2011
Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (585) 724-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry into a Material Definitive Agreement.
     On April 26, 2011, Eastman Kodak Company (the “Company”) and its subsidiary Kodak Canada Inc. (together, the Borrowers”), together with the Company’s U.S. subsidiaries as guarantors (the “Guarantors”), entered into a Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”), with the named lenders (the “Lenders”) and Bank of America, N.A. as agent (the “Agent”), in order to amend and extend its amended and restated secured revolving credit agreement entered into on March 31, 2009, as amended.
     The Restated Credit Agreement provides for an asset-based revolving credit facility of up to $400 million, including up to $250 million of availability for letters of credit. The $99 million in letters of credit previously issued under the credit agreement will continue under the Restated Credit Agreement. There are no advances outstanding under the facility. The revolving credit facility may continue to be used for general corporate purposes. The Company may prepay or purchase certain of its outstanding indebtedness and may borrow under the credit facility to do so but the Company may only borrow to prepay or purchase its 7.25% Senior Notes due 2013 if it has excess availability under the borrowing base of at least 20% of the total facility. The revolving credit facility will terminate on the earliest of: (a) the date which is five years from the effective date of the credit facility, (b) the date all of the lenders’ commitments are terminated, and (c) the 90th day prior to maturity of the Senior Notes due 2013 if they have not been redeemed, defeased or otherwise satisfied by that date.
     Advances under the Restated Credit Agreement will be available based on each Borrowers’ respective borrowing base from time to time. The borrowing base is calculated based on designated percentages of eligible accounts receivable and inventory for the U.S. and Canada and equipment in the U.S., subject to applicable reserves. The Company will establish a concentration account with the Agent for its cash management which will be swept to pay down amounts owed to the lenders if the Company is in default or its excess availability under the Restated Credit Agreement falls below the greater of $50 million and 15% of the aggregate facility. The Restated Credit Agreement provides that advances made from time to time will bear interest at applicable margins over the Base Rate, as defined, or the Eurodollar Rate. The Company pays a quarterly fee to the Lenders based on their unused commitments, which ranges from 0.375% to 0.50% annually.
     The obligations of the Borrowers and Guarantors are secured by liens on substantially all of their non-real estate assets and by a pledge of 65% of the stock of certain of the Company’s material non-U.S. subsidiaries, pursuant to certain second amended and restated U.S. and Canadian security agreements. The security agreements also secure designated obligations of the Company and its subsidiaries to various Lenders under treasury management services, hedge or other agreements or arrangements. The security interests are limited to the extent necessary so that they do not trigger the cross-collateralization requirements under the Company’s indenture with Bank of New York as trustee, dated as of January 1, 1988, as amended by various supplemental indentures.
     Under the terms of the Restated Credit Agreement, the Company has agreed to certain affirmative and negative covenants customary in similar asset-based lending facilities. In the event the Company’s excess availability under the borrowing base formula under the Restated Credit Agreement falls below the greater of $40 million and 12.5% of the aggregate credit facility (the “Trigger”), the Company must maintain a fixed charge coverage ratio of not less than 1.1 to 1.0 until the excess availability is greater than the Trigger for 30 consecutive days. Excess availability currently is higher than $100 million. Among other things, the negative covenants limit the Company’s ability to incur additional debt or liens, make certain investments, make shareholder distributions or prepay debt, except as permitted under the terms of the Restated Credit Agreement.
     The Restated Credit Agreement continues to contain customary events of default, including without limitation, payment defaults (subject to grace and cure periods in certain circumstances), breach of representations and warranties, breach of covenants (subject to grace and cure periods in certain circumstances), bankruptcy events, ERISA and Canadian pension plan events, cross defaults to certain other indebtedness in excess of $50 million, certain judgment defaults and change of control. If an event of default occurs and is continuing, the Lenders may decline to provide additional advances, impose a default rate of interest, declare all amounts outstanding under the Restated Credit Agreement immediately due and payable, and require cash collateralization or similar arrangements for outstanding letters of credit.
     The descriptions above of the Restated Credit Agreement, and the amended and restated U.S. and Canadian security agreements are qualified by the provisions of those agreements, copies of which are filed with this Report. Certain terms referred to above are used with the definitions assigned to such terms in the Restated Credit Agreement. The Company has applied to the Securities and Exchange Commission for confidential treatment of certain information in the schedules to the agreements such as bank account numbers and contact names. That information has been redacted from the schedules filed with this Current Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Second Amended and Restated Credit Agreement, dated as of April 26, 2011, among Eastman Kodak Company, Kodak Canada Inc., the lenders party thereto, and Bank of America, N.A., as agent.

10.1	Second Amended and Restated U.S. Security Agreement, dated as of April 26, 2011, from the grantors party thereto to Bank of America, N.A. as agent.

10.2	Second Amended and Restated Canadian Security Agreement, dated as of April 26, 2011, from the grantors party thereto to Bank of America, N.A.

10.3	Notice, Joinder and Amendment to Intercreditor Agreement, dated as of April 26, 2011, by and among Eastman Kodak Company for itself and the other Grantors, Citicorp USA, Inc., as Initial First Lien Representative, The Bank of New York Mellon, as Second Lien Representative, and Bank of America, N.A., as New First Lien Representative.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY
By:	/s/ William G. Love
William G. Love, Treasurer
Date: April 27, 2011

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Second Amended and Restated Credit Agreement, dated as of April 26, 2011, among Eastman Kodak Company, Kodak Canada Inc., the lenders party thereto, and Bank of America, N.A., as agent.

10.1	Second Amended and Restated U.S. Security Agreement, dated as of April 26, 2011, from the grantors party thereto to Bank of America, N.A. as agent.

10.2	Second Amended and Restated Canadian Security Agreement, dated as of April 26, 2011, from the grantors party thereto to Bank of America, N.A.

10.3	Notice, Joinder and Amendment to Intercreditor Agreement, dated as of April 26, 2011, by and among Eastman Kodak Company for itself and the other Grantors, Citicorp USA, Inc., as Initial First Lien Representative, The Bank of New York Mellon, as Second Lien Representative, and Bank of America, N.A., as New First Lien Representative.